UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): September 30, 2016

Cal-Maine Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 W  Woodrow Wilson Ave

Jackson, MS 39209-3409

(Address of principal executive offices, including zip code)

601-948-6813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on September 30, 2016.

Election of Directors.  The following persons were nominated and elected to serve as members of the Board of Directors until our next annual meeting of shareholders and until their successors are elected and qualified.

Nominees for the Board of Directors of the Company

Names	Votes For	Votes Withheld	Non-Votes
Adolphus B. Baker	68,150,696	11,045,055	8,745,114
Timothy A. Dawson	68,865,041	10,330,710	8,745,114
Letitia C. Hughes	77,631,872	1,563,879	8,745,114
Sherman L. Miller	72,316,730	6,879,021	8,745,114
James E. Poole	77,729,099	1,466,652	8,745,114
Steve W. Sanders	77,731,106	1,464,645	8,745,114

Ratification of the Selection of Frost, PLLC as the Independent Registered Public Accounting Firm of the Company for Fiscal 2017. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
87,624,893	183,185	132,787	-

No other matters were voted upon at the annual meeting.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: September 30, 2016	By:	/s/ Timothy A. Dawson
Timothy A. Dawson Director, Vice President, and Chief Financial Officer